Exhibit 10.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED

PORTFOLIO MANAGEMENT AGREEMENT

This Second Amended and Restated Portfolio Management Agreement (this “Agreement”), dated as of July 2, 2025, is entered into by and between BCC MIDDLE MARKET CLO 2019-1, Ltd., a private company incorporated with limited liability under the laws of Jersey, as issuer (together with successors and assigns permitted hereunder, the “Issuer”) and BAIN CAPITAL SPECIALTY FINANCE, INC., a Delaware corporation , as portfolio manager (together with successors and assigns permitted hereunder, in such capacity, the “Portfolio Manager”).

WHEREAS, the parties hereto previously entered into that certain amended and restated portfolio management agreement dated as of November 30, 2021 (such agreement, as amended by the First Amendment to Amended and Restated Portfolio Management Agreement dated as of August 2, 2022, and as further amended or modified prior to the date hereof, the “Existing Agreement”);

WHEREAS, the parties hereto wish to amend and restate the Existing Agreement in its entirety in order to make certain additional changes agreed to by the parties hereto;

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Second Amended and Restated Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, BCC Middle Market CLO 2019-1 Co-Issuer, LLC, as co-issuer (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) and Wells Fargo Bank, National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”); and

WHEREAS, the Issuer wishes to enter into this Agreement, pursuant to which the Portfolio Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereby amend and restated the Existing Agreement, and agree as follows:

1. General Duties of the Portfolio Manager.

The Portfolio Manager will provide the Issuer with services (in accordance with the applicable requirements of the Indenture), including the following:

(a) (i) Determining specific Collateral Obligations, Eligible Investments, Restructuring Obligations and Equity Securities to be purchased or sold by the Issuer, in each case taking into consideration the payment and distribution obligations of the Issuer under the Indenture on each Distribution Date in so doing, such that expected distributions on such Collateral Obligations, Eligible Investments and Equity Securities permit a timely performance of the payment and distribution obligations by the Issuer; provided, however, that the Portfolio Manager does not hereby guarantee the timely performance of such payment or distribution obligations;

(ii) Supervising and directing the investing and reinvesting of the Assets and facilitating the acquisition and settlement of Collateral Obligations, Eligible Investments, Restructuring Obligations and Equity Securities;

(iii) Advising the Issuer with respect to interest rate risk and cash flow timing, including selecting and negotiating Hedge Agreements, monitoring any Hedge Agreements and determining whether and when the Issuer should exercise any rights available under Hedge Agreements;

(iv) Negotiating with the applicable issuers of Collateral Obligations, Restructuring Obligations or Eligible Investments (the “Debt Issuers”) as to proposed modifications of the Underlying Instruments governing such Collateral Obligations, Restructuring Obligations or Eligible Investments;

(v) To the extent permitted by the Indenture, making determinations with respect to the Issuer’s exercise of any rights (including but not limited to voting rights, rights to grant waivers and consents and rights arising in connection with the bankruptcy or insolvency of a Debt Issuer or the consensual or non-judicial restructuring of the debt or equity of any such Debt Issuer) or remedies in connection with the Collateral Obligations, Restructuring Obligations, Equity Securities and Eligible Investments and participating in the committees (official or otherwise) or other groups formed by creditors of any such Debt Issuer;

(vi) Subject to Sections 25 and 10(c) of this Agreement, consulting with any Rating Agency rating any Class of Notes at such times as may be reasonably requested by such Rating Agency and providing the Rating Agency with any information reasonably requested in connection with the Rating Agency’s monitoring of the acquisition and disposition of Collateral Obligations or Eligible Investments;

(vii) Selecting the independent pricing services or dealers, as applicable, for the purpose of determining the Market Values of Collateral Obligations, or if permitted pursuant to the definition thereof, determining such Market Values;

(viii) Determining whether a specific Asset is an Equity Security, Restructuring Obligations, Defaulted Obligation, Current Pay Obligation, Discount Obligation, Credit Risk Obligation, Credit Improved Obligation or Unsalable Asset;

(ix) (A) Monitoring the Assets on an ongoing basis and (B) subject to Section 10(c) hereof, providing to the Issuer all reports, schedules and other data (1) which the Issuer is required to prepare and deliver pursuant to Section 10.7 of the Indenture (other than any reports, schedules or other data which the Collateral Administrator has agreed to prepare pursuant to the Collateral Administration Agreement) or (2) which otherwise relate to the Assets or the Notes and which the Issuer is required to prepare and deliver under the Indenture, in each case, in the form and containing all information required thereby and in sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture;

(x) Notifying the Trustee, the Collateral Administrator and the Issuer when any Collateral Obligation is a Defaulted Obligation, and instructing the Trustee whether to retain or dispose of such Collateral Obligation;

(xi) Managing the Issuer’s obligations within the parameters set forth in the Indenture, including without limitation, each of the Collateral Quality Tests, the Coverage Tests, and each of the Concentration Limitations;

(xii) As soon as reasonably practicable after the occurrence of any Default actually known to the Portfolio Manager, notifying the Trustee and the Issuer in writing thereof;

(xiii) Determining whether to accept or reject any Contribution proposed to be made in accordance with the Indenture;

(xiv) Directing the Trustee to enter into any Exchange Transaction;

(xv) Directing the Trustee to apply amounts on deposit in the Contribution Account (as determined by the Portfolio Manager in its sole discretion) in accordance with the Indenture;

(xvi) Taking appropriate action with respect to any Equity Security and any other Asset that does not constitute a Collateral Obligation or an Eligible Investment in accordance with the applicable provisions of the Indenture; and

(xvii) Complying with such other duties and responsibilities as may be required of the Portfolio Manager by the Indenture, this Agreement, the Collateral Administration Agreement and applicable law (including, without limitation, the Investment Advisers Act).

The Portfolio Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture and the Collateral Administration Agreement expressly applicable to the Portfolio Manager, and (without in any way limiting Section 14 of this Agreement) shall perform its obligations hereunder and thereunder with reasonable care and in good faith in rendering its services and performing its obligations as Portfolio Manager, using a degree of skill and attention no less than that which the Portfolio Manager exercises with respect to comparable assets that it manages for itself and others in accordance with its existing practices and procedures relating to clients such as the Issuer (including, but not limited to, other CLOs) and to assets of the nature and character of the Assets (the “Portfolio Manager Standard”); provided that, in no event shall the Portfolio Manager be (i) liable or responsible for the performance of the Collateral Obligations contained in the Assets, (ii) obligated to perform any other duties other than as specified in this Agreement or pursuant to the terms of the Indenture expressly applicable to the Portfolio Manager or (iii) obligated to pursue any particular investment strategy or opportunity with respect to the Collateral Obligations. To the extent not inconsistent with the foregoing, the Portfolio Manager shall follow its customary standards, policies and procedures in performing its duties under the Indenture and this Agreement (including those duties of the Issuer under the Indenture which the Portfolio Manager has agreed hereunder to perform on the Issuer’s behalf). The Portfolio Manager shall not be bound to follow any amendment to the Indenture unless the Portfolio Manager shall have consented thereto in writing.

(b) The Portfolio Manager shall cause any purchase or sale of any Collateral Obligation, Restructuring Obligations, Eligible Investment or Equity Security to be conducted on an arm’s length basis or on terms that would be obtained in an arm’s length transaction in compliance with Section 9, if applicable.

(c) Notwithstanding anything herein or any other Transaction Document to the contrary, the Portfolio Manager shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). The Portfolio Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture or other Transaction Documents and must be sent to the Trustee and such request shall be made by the Portfolio Manager in connection with any acquisition, sale or disposition of the Assets or otherwise upon the approval of the Issuer. The Portfolio Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by the Indenture and the other Transaction Documents. Without limiting the foregoing, none of the services performed by the Portfolio Manager shall result in or be construed as resulting in an obligation to perform any of the following: (A) the Portfolio Manager acting repeatedly or continuously as an intermediary in securities or loans for the Issuer; (B) the Portfolio Manager providing investment banking services to the Issuer; or (C) the Portfolio Manager having direct contact with, or actively soliciting or finding, outside investors to invest in the Issuer, it being understood that it is the intention of the parties that the Portfolio Manager not take any action through the limited power of attorney granted hereby that would cause the Portfolio Manager to have custody of the Issuer’s funds or securities within the meaning of Rule 206(4)-2 under the Investment Advisers Act. Nothing in this Section 1(c) shall prohibit the Portfolio Manager from issuing instructions to the Trustee, Custodian or Securities Intermediary to effect or settle any bills of sale, assignments, agreements and/or other instruments in connection with any acquisition, sale or other disposition of any Asset of the Issuer as permitted by the Indenture.

(d) The Issuer hereby makes, constitutes and appoints the Portfolio Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Portfolio Manager reasonably deems appropriate or necessary in connection with its duties under this Agreement. The foregoing power shall survive and not be affected by the subsequent dissolution, bankruptcy or termination of the Issuer; provided, however, that the foregoing power of attorney will expire, and the Portfolio Manager will cease to have any power to act as the Issuer’s attorney-in-fact, upon termination of this Agreement

(upon the effectiveness of any resignation or removal of the Portfolio Manager or otherwise) in accordance with the terms hereof. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and the other Transaction Documents and, as such, the power of attorney granted hereby is limited rather than general. The Issuer shall execute and deliver to the Portfolio Manager or cause to be executed and delivered to the Portfolio Manager all such other powers of attorney, proxies and other orders, and all such instruments, without recourse to the Issuer, as the Portfolio Manager may reasonably request for the purpose of enabling the Portfolio Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Section 1.

(e) To the fullest extent permitted by applicable law and subject to the standard of care set forth herein and the legal, contractual and fiduciary duties owed by the Portfolio Manager, including the duty to act in the best interest of the Issuer, whenever in this Agreement or in any other Transaction Document the Portfolio Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Portfolio Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Person. The intent of granting authority to act in its “discretion” to the Portfolio Manager is that no other party’s express consent is required to be obtained by the Portfolio Manager when acting pursuant to such grant of authority under this Agreement or any other Transaction Document; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Portfolio Manager.

2. Brokerage.

(a) The Portfolio Manager shall use reasonable efforts to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to the Collateral Obligations and Eligible Investments, considering all factors it deems relevant in its sole discretion. Subject to the objective of obtaining best execution, the Portfolio Manager may take into consideration research and other brokerage services furnished to the Portfolio Manager or its Affiliates by brokers and dealers; provided that the price of any Collateral Obligations and Eligible Investments acquired from or sold to the Portfolio Manager or any Affiliate of the Portfolio Manager shall be determined in accordance with the procedures set forth in Section 9 hereof. Such services may be used by the Portfolio Manager or its Affiliates in connection with its other activities or investment operations. In a manner that the Portfolio Manager believes in good faith to be consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager may, in its discretion, agree to pay a broker or dealer that furnishes research and other brokerage services a higher commission than that which might have been charged by another broker-dealer for effecting the same transaction. In selecting brokers and dealers in connection with the allocation of business, the Portfolio Manager may also consider any factors it deems relevant in its sole discretion, including, but not limited to, the size of the transaction, difficulty of execution, the operation facilities and reliability of the firm involved, the firm’s promptness of execution, adequacy of the firm’s trading infrastructure, technology and capital, quality of service rendered to the Portfolio Manager in other transactions, confidentiality considerations, the firm’s financial stability and reputation, special execution capability, access to underwritten offerings, secondary markets and other investment opportunities, and the firm’s ability to accommodate any special execution or order handling requirements that may surround a particular transaction. The Portfolio Manager need not solicit competitive bids. To the extent consistent with the Portfolio Manager’s objective of obtaining the best execution for all orders placed with respect to the Collateral Obligations and Eligible Investments, the Portfolio Manager may aggregate sales and purchase orders of obligations placed with respect to the Collateral Obligations and Eligible Investments with similar orders being made simultaneously for other accounts managed by the Portfolio Manager or its Advisor or Affiliates or with similar orders being made simultaneously for accounts of its Advisor or Affiliates, if, in the Portfolio Manager’s reasonable judgment, such aggregation results in an overall economic benefit to the Issuer over time, taking into consideration all factors considered relevant by the Portfolio Manager in its sole discretion. The Issuer acknowledges that the determination of any such economic benefit by the Portfolio Manager is subjective, and represents the Portfolio Manager’s evaluation at the time of determination (not to be called into question as a result of subsequent events) that the Issuer will be benefited by relatively better purchase or sale prices, lower commission expenses and/or beneficial timing of transactions or a combination of these and/or other factors. When any aggregate sales or purchase orders occur, the objective of the Portfolio Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner over time.

(b) All purchases and sales of Collateral Obligations, Eligible Investments and Equity Securities by the Portfolio Manager on behalf of the Issuer shall be in accordance with reasonable and customary business practices under the circumstances and in compliance with applicable laws.

3. Representations and Warranties of the Issuer.

The Issuer hereby represents and warrants to the Portfolio Manager as follows:

(a) The Issuer has been duly formed and registered and is validly existing as a private company incorporated with limited liability company under the laws of Jersey, has the full corporate power and authority to own its assets and the obligations proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Securities Account Control Agreement, any Hedge Agreement, the Collateral Administration Agreement, the Loan Sale Agreement, the Master Participation Agreement, the Administration Agreement or the Notes (collectively, the “Issuer Documents”) would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(b) The Issuer has the necessary corporate power and authority to execute and deliver each of the Issuer Documents, and to perform all of its obligations required thereunder, and has taken all necessary action to authorize each of the Issuer Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of each of the Issuer Documents and the performance of all obligations imposed upon it hereunder and thereunder.

(c) This Agreement has been executed and delivered by a duly authorized officer of the Issuer, and this Agreement constitutes the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, winding up or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding up or similar event applicable to the Issuer and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent of any other Person, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture and the issuance of the Notes, is required by the Issuer in connection with the Issuer Documents or the execution, delivery, performance, validity or enforceability of the Issuer Documents or the obligations imposed upon the Issuer hereunder or thereunder.

(e) The Issuer is not in violation of any applicable federal or state securities law or regulation promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened in writing that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties hereunder, or on the validity or enforceability of, this Agreement.

(f) The execution, delivery and performance of the Issuer Documents, and the documents and instruments required thereunder do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the performance by the Issuer of its duties under this Agreement, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(g) The Issuer is not in violation of its Governing Instruments, or in breach or violation of, or in default under, the Indenture or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, except for any breach, violation or default that would not have a material adverse effect on the validity or enforceability of this Agreement, the Collateral Administration Agreement or the Indenture, or the performance by the Issuer of its duties under this Agreement, the Collateral Administration Agreement or the Indenture.

(h) The Issuer is not required to be registered as an “investment company” under the Investment Company Act.

(i) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties under, or on the validity or enforceability of, this Agreement, the Collateral Administration Agreement or the provisions of the Indenture applicable to the Issuer thereunder.

(j) The information contained in the final offering circular, dated June 30, 2025, pertaining to the Notes (the “Offering Circular”) is true and correct in all material respects, and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, the Issuer makes no representation or warranty with respect to the information referred to in Section 4(h) of this Agreement.

4. Representations and Warranties of the Portfolio Manager.

The Portfolio Manager hereby represents and warrants to the Issuer as follows:

(a) The Portfolio Manager is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement or the Collateral Administration Agreement (together, the “Manager Documents”) would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Portfolio Manager, or on the ability of the Portfolio Manager to perform its obligations under, or on the validity or enforceability of, the Manager Documents and the provisions of the Indenture applicable to the Portfolio Manager.

(b) The Portfolio Manager has full power and authority to execute and deliver each of the Manager Documents and to perform all of its obligations required thereunder and under the provisions of the Indenture applicable to the Portfolio Manager, and has taken all necessary action to authorize each of the Manager Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of each of the Manager Documents and all obligations required thereunder and under the terms of the Indenture applicable to the Portfolio Manager.

(c) Each of the Manager Documents has been executed and delivered by a duly authorized officer of the Portfolio Manager, and each of the Manager Documents constitutes the valid and legally binding obligations of the Portfolio Manager enforceable against the Portfolio Manager in accordance with its terms, subject to (i) bankruptcy, insolvency, winding-up, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent of any other Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Portfolio Manager in connection with the Manager Documents or the execution, delivery, performance, validity and enforceability of the Manager Documents or the obligations required thereunder and under the terms of the Indenture applicable to the Portfolio Manager.

(e) The Portfolio Manager is not in violation of any applicable federal or state securities law or regulation promulgated thereunder and there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Portfolio Manager, threatened in writing that, if determined adversely to the Portfolio Manager, would have a material adverse effect upon the performance by the Portfolio Manager of its duties under, or on the validity or enforceability of, the Manager Documents and the provisions of the Indenture applicable to the Portfolio Manager hereunder.

(f) The execution, delivery and performance of the Manager Documents and the terms of the Indenture applicable to the Portfolio Manager and the documents and instruments required thereunder or under the terms of the Indenture will not violate any provision of any existing law or regulation binding on the Portfolio Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Portfolio Manager, or the Governing Instruments of, or any securities issued by the Portfolio Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Portfolio Manager is a party or by which the Portfolio Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Portfolio Manager or its ability to perform its obligations under the Manager Documents and the terms of the Indenture applicable to the Portfolio Manager.

(g) The Portfolio Manager is not in violation of its Governing Instruments, or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Portfolio Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of the Manager Documents or the provisions of the Indenture applicable to the Portfolio Manager, or the performance by the Portfolio Manager of its duties thereunder.

(h) The information included in the Offering Circular in the section entitled “Risk Factors—Relating to the Portfolio Manager”, “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Portfolio Manager and its affiliates and clients”, “The Portfolio Manager” and “The EU/UK Risk Retention and Transparency Requirements—Description of the EU/UK Retention Holder” and, in each case, the subheadings thereunder (collectively, the “Manager Information”) is, as of the date of the Offering Circular, true in all material respects, and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such information is the only information supplied by the Portfolio Manager for inclusion in the Offering Circular.

(i) The Portfolio Manager is not required to register as an investment adviser with the SEC.

5. Expenses.

The Portfolio Manager will be responsible for the payment of (without reimbursement by the Issuer) its overhead expenses, including, without limitation, (a) all costs and expenses on account of salaries, wages, bonuses and other employee benefits of the Portfolio Manager and (b) all office expenses, including, without limitation, rent, taxes and utilities, of the Portfolio Manager; provided, however, that the Portfolio Manager shall not be liable for and the Issuer shall be responsible for the payment of (or reimbursement of the Portfolio Manager for) (x) the reasonable expenses and costs of legal advisers, accountants, consultants and other third party professionals retained by the Issuer or by the Portfolio Manager or its Affiliates on behalf of the Issuer in connection with the services provided by the Portfolio Manager pursuant to Section 1 hereof, (y) the reasonable third party expenses incurred by the Portfolio Manager (and/or any of its Affiliates) in connection with the acquisition or disposition, or proposed acquisition or disposition of any Collateral Obligations or Eligible Investments, or the default or restructuring thereof, or any Restructuring Obligations or Equity Securities, including news and quotation subscription expenses, brokerage commissions, research expenses, accounting fees, insurance premiums, rating agency fees, computer software and services costs and travel costs (airfare, meals, lodging and other transportation) and (z) costs and expenses incurred in connection with compliance with the Risk Retention Regulations (excluding, for the avoidance of doubt, the purchase price for any Securities or Additional Notes acquired by the Portfolio Manager or an Affiliate thereof for purposes of complying with such Risk Retention Regulations); provided, that, to the extent such expenses are (x) related to a specific investment and are incurred for the benefit of the Issuer and other entities affiliated with or advised by the Portfolio Manager or its affiliates who participate in such investment simultaneously or (y) unrelated to a specific investment, the Issuer shall be responsible for only a pro rata portion of such expenses of the Portfolio Manager, based on a good faith allocation by the Portfolio Manager of such expenses among all such entities eligible to bear such expenses and the Issuer. Expenses and costs payable to the Portfolio Manager under this Section 5 shall constitute Administrative Expenses and shall be paid to the extent of available funds under the Indenture on each applicable Distribution Date in accordance with the Priority of Distributions. Other than as stated above, the Issuer will bear, and will pay directly in accordance with the Indenture, all other costs and expenses incurred by it in connection with its organization, operation or liquidation.

6. Delivery of Collateral.

Each time that the Portfolio Manager, on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Obligation or Eligible Investment, the Portfolio Manager (on behalf of the Issuer) shall cause such Collateral Obligation or Eligible Investment to be Delivered (as defined in the Indenture) in accordance with Section 3.3(b) of the Indenture; provided, however, that the Portfolio Manager need not confirm that the Trustee and the Custodian have taken the actions that the Indenture and the Securities Account Control Agreement require them to take in order to effect such delivery.

7. Base Management Fee; Subordinated Interest.

(a) On each Distribution Date, the Issuer shall, for services rendered under this Agreement, (i) pay to the Portfolio Manager a base management fee (the “Base Management Fee”), which shall accrue quarterly on each Distribution Date in arrears, in an amount (as certified by the Portfolio Manager to the Trustee) equal to 0.15% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount (measured at the beginning of the Collection Period with respect to the applicable Distribution Date) together with any unpaid Base Management Fees from prior Distribution Dates, and (ii) distribute to the Portfolio Manager amounts in respect of a subordinate interest (the “Subordinated Interest”), the right to distributions in respect of which shall accrue quarterly on each Distribution Date in arrears, in an amount equal to 0.35% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount (measured at the beginning of the Collection Period with respect to the applicable Distribution Date) together with any amounts in respect of the Subordinated Interest due but not distributed on prior Distribution Dates. The Base Management Fee will be payable and amounts in respect of the Subordinated Interest will be distributable in accordance with the Priority of Distributions on each Distribution Date. If there are insufficient funds to pay the Base Management Fee or distribute amounts in respect of the Subordinated Interest in full on any Distribution Date when due, then amounts unpaid will be deferred and will be payable or distributable on subsequent Distribution Dates in accordance with the Priority of Distributions. For the avoidance of doubt, deferred Base Management Fees may be paid under clause (B) of Section 11.1(a)(i) of the Indenture only to the extent the payment of such amount would not result in the failure of the Interest Coverage Test applicable to any Class of Notes. Accrued and unpaid Base Management Fees shall be deferred without interest, regardless of whether such amounts were unpaid due to the operation of the Priority of Distributions or otherwise. Any amounts in respect of the Subordinated Interest that are not distributed on a Distribution Date when due by reason of the operation of the Priority of Distributions (but not, for the avoidance of doubt, amounts deferred at the election of the Portfolio Manager pursuant Section 7(e) below and in accordance with the Indenture (such amounts, the “Deferred Subordinated Interest”)) shall accrue interest at the per annum rate then applicable to the Class C Notes.

(b) [Reserved].

(c) The Portfolio Manager may, in its sole discretion, by written notice to the Trustee delivered not later than the related Determination Date, elect to irrevocably waive payment of or distribution in respect of all or any portion of the Base Management Fee and/or the Subordinated Interest otherwise payable or distributable and available to be paid or distributed to it on any Distribution Date (including any deferred Base Management Fee or deferred amounts in respect of the Subordinated Interest from prior periods, as applicable) in accordance with the Priority of Distributions on any Distribution Date designated by the Portfolio Manager (the “Waived Interest”). Any such Waived Interest shall not thereafter become due and payable and any claim of the Portfolio Manager therein shall be extinguished.

(d) Upon the effectiveness of the termination, resignation or removal of the Portfolio Manager and the appointment of a successor portfolio manager, any prior waiver, deferral or reduction of any portion of the Base Management Fee and/or the Subordinated Interest will be automatically revoked (such revocation, a “Fee Reinstatement”).

(e) The Portfolio Manager may in its sole discretion (but shall not be obligated to), upon written notice to the Trustee elect to defer payment of or distribution in respect of, as applicable, all or any portion of the Base Management Fee and/or the Subordinated Interest (other than any portion of any such fee or interest that the Portfolio Manager has previously designated as a Waived Interest) otherwise payable or distributable and available to be paid or distributed to it in accordance with the Priority of Distributions on any Distribution Date, as applicable (the “Current Deferred Interest”). An amount equal to the Current Deferred Interest for any Distribution Date will be distributed as Interest Proceeds in accordance with the Priority of Distributions or, at the election of the Portfolio Manager, deposited into the Principal Collection Account as Principal Proceeds for investment in Collateral Obligations and/or Eligible Investments. After such Distribution Date, the Current Deferred Interest shall be added to the cumulative amount of the Base Management Fee and/or the Subordinated Interest that the Portfolio Manager has elected to defer on prior Distribution Dates and has not yet been paid or distributed (the “Cumulative Deferred Interest” and, together with the Base Management Fee and, without duplication, the Subordinated Interest, the “Portfolio Manager Interest”). The Cumulative Deferred Interest will be payable or distributable on any subsequent Distribution Date at the election of the Portfolio Manager to the extent of funds available for such purpose in accordance with the Priority of Distributions. For the avoidance of doubt, any Base Management Fee and/or the Subordinated Interest deferred at the election of the Portfolio Manager will be deferred without interest.

(f) If this Agreement is terminated pursuant to Sections 11 or 12 hereof or otherwise, the Base Management Fee and the Subordinated Interest calculated as provided herein shall be prorated for any partial periods between Distribution Dates during which this Agreement was in effect and, together with any interest on any Deferred Subordinated Interest and any Cumulative Deferred Interest, shall be due and payable or distributable to the outgoing Portfolio Manager on the first Distribution Date following the effective date of such termination, together with all expenses payable to the Portfolio Manager, in accordance with the Priority of Distributions.

(g) The payment or distribution of such accrued and unpaid Portfolio Manager Interest and expenses to the Portfolio Manager will rank pari passu with the payment or distribution of the same amounts due to the successor Portfolio Manager in accordance with the Priority of Distributions on any Distribution Date thereafter.

(h) If the Portfolio Manager is removed or resigns pursuant to Sections 11 or 12 hereof, compensation payable to the successor portfolio manager from the Assets (as well as the amounts distributable in respect of the Interest Proceeds) may not be greater than that paid to the resigning or removed Portfolio Manager without (i) the prior written consent of (A) the Issuer and (B) in the case of any increase to the Base Management Fee payable prior to interest payments on any Class of Notes in the Priority of Distributions, the prior written consent of a Majority of each of such Classes voting separately (excluding from such vote any Securities owned by the incoming successor portfolio manager) and (ii) satisfaction of the S&P Rating Condition.

(i) Notwithstanding the above, the obligations of the Issuer are at all times limited recourse obligations payable or distributable solely from the Assets at such time and amounts derived therefrom or referable thereto pursuant to the Priority of Distributions at any time. No recourse shall be had for the payment or distribution of any amount owing in respect of this Agreement against any other asset of the Issuer or against any officer, director, employee, shareholder or incorporator of the Issuer. Because the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer, payable or distributable solely from the Assets, following any liquidation of the Assets and disbursement of the proceeds thereof in accordance with the Indenture all claims of the Portfolio Manager against the Issuer, remaining thereafter shall thereupon be extinguished, and shall not thereafter revive.

(j) [Reserved].

(k) Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, Bain Capital Specialty Finance, Inc. hereby agrees that it will irrevocably waive the Base Management Fee and the Subordinated Interest on each Distribution Date so long as it acts as Portfolio Manager hereunder; provided that, for the avoidance of doubt, any successor portfolio manager shall be entitled to all or any portion of the Portfolio Manager Interest pursuant to the terms hereof and payable in accordance with the Priority of Distributions in the Indenture.

8. Non-Exclusivity.

The services of the Portfolio Manager to the Issuer are not to be deemed exclusive, and the Portfolio Manager shall be free to render portfolio management and management services to others (including Affiliates, other investment companies and clients having similar objectives to the Issuer). It is understood and agreed that the officers and directors of the Portfolio Manager may engage in any other business activity or render services to any other Person or serve as partners, officers or directors of any other firm or corporation. Subject to Sections 2 and 10 hereof, it is understood and agreed that information or advice received by the Portfolio Manager and officers and directors of the Portfolio Manager hereunder shall be used by such organization or such Persons to the extent permitted by applicable law.

9. Conflicts of Interest.

(a) The Portfolio Manager shall not direct the Trustee to purchase any Collateral Obligation or Eligible Investment for inclusion in the Assets from the Portfolio Manager as principal, any Affiliate of the Portfolio Manager or any account or fund for which the Portfolio Manager or any of its Affiliates serves as investment advisor, or direct the Trustee to sell directly any Collateral Obligation or Eligible Investment to the Portfolio Manager as principal, any Affiliate of the Portfolio Manager or any account or fund for which the Portfolio Manager or any of its Affiliates serves as investment advisor, unless (i) such transaction is in compliance with the written policies and procedures of the Portfolio Manager then in effect regarding cross trades and principal transactions, (ii) such transaction is either not subject to or is exempt from the prohibited transaction rules of Title I of ERISA and Section 4975 of the Code, (iii) such transaction is in compliance with the requirements of the Investment Advisers Act and is not prohibited by the Investment Company Act (including without limitation the disclosure of all relevant information to the Issuer and the receipt of all necessary consents in connection with such transaction) and (iv) is conducted on terms and conditions that are not less favorable to the Issuer than the terms it would obtain in a comparable arm’s length transaction with a non-Affiliated party.

(b) Various potential and actual conflicts of interest may arise from the overall investment of the Portfolio Manager, its Affiliates and their respective principals, partners, members and employees, and any client, account, fund, investment vehicle or portfolio managed by the Portfolio Manager, any of its Affiliates or any of their respective principals, partners, members or employees, including those discussed in the Offering Circular. The Portfolio Manager, its Affiliates and their respective principals, partners, members and employees, and any client, account, fund, investment vehicle or portfolio managed by any of them may invest directly or indirectly in high-yield or middle market debt securities or loans that would be appropriate for the Issuer to invest in. Such investments may be different from those made on behalf of the Issuer. The Portfolio Manager, its Affiliates and their respective principals, partners, members and employees, and any account, fund, investment vehicle or portfolio managed by any of them may have ongoing relationships with companies whose high-yield or middle market debt securities or loans are included in the Assets. Such relationships may include funds, accounts, investment vehicles and/or clients advised by the Portfolio Manager or any of its Affiliates owning all or part of the equity of such companies and employees of the Portfolio Manager or any of its Affiliates serving as officers or directors of such companies. The Portfolio Manager, its Affiliates and/or any client, account, fund, investment vehicle or portfolio managed by the Portfolio Manager or any of its Affiliates may invest in high-yield or middle market debt securities and loans that are senior to, or have interests different from or adverse to, the high-yield or middle market debt securities and loans included in the Assets. The Portfolio Manager and/or any of its Affiliates may serve as portfolio manager for, invest in, or be affiliated with, other entities organized to issue collateralized debt obligations secured by high-yield debt securities or loans. The Portfolio Manager and its Affiliates may at certain times be simultaneously seeking to purchase or sell investments for the Issuer and to buy or sell such obligations for any entity for which any of them serves as portfolio manager, or for their clients and Affiliates.

(c) Some or all of the professionals associated with the Portfolio Manager are investors in other funds managed by the Portfolio Manager, are actively involved in managing the investment decisions of these funds and other clients, and will not devote all of their time to the Issuer’s business and affairs.

(d) The Issuer hereby (i) acknowledges that it has reviewed the Offering Circular and such other information requested from the Portfolio Manager to its satisfaction, (ii) acknowledges the existence of such conflicts of interest described in subsections (b) and (c) above and in the Offering Circular and their potential implications, (iii) agrees that the Portfolio Manager may resolve any potential or actual conflicts of interest in the manner described in the Offering Circular or otherwise in accordance with its respective internal policies and procedures and (iv) to the extent permitted by applicable law, waives any claim with respect to any liability of the Portfolio Manager or any of its Affiliates arising therefrom.

(e) The Portfolio Manager may retain unaffiliated third parties (including investment banks and independent legal counsel) to help resolve conflicts of interest between the Issuer on the one hand and the Portfolio Manager and/or any of its Affiliates on the other hand. In addition, the Portfolio Manager may conclusively rely on the willingness of an independent third party to make investment decisions on the same (or less favorable) terms as the Issuer to demonstrate the fairness of the transaction to the Issuer for purposes of this Agreement.

(f) In circumstances where funds, clients, investment vehicles, accounts or portfolios managed by the Portfolio Manager and/or one of its Affiliates have interests that are adverse to those of the Issuer, the Portfolio Manager may exercise its judgment (in accordance with the applicable requirements of the Investment Advisers Act) considering the interests of the Issuer and such funds and accounts taken as a whole.

10. Records; Confidentiality.

(a) The Portfolio Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee and the independent accountants appointed by the Issuer pursuant to the Indenture at any mutually agreed reasonable time during normal business hours and upon not less than five (5) Business Days’ prior notice. The Portfolio Manager shall keep confidential any and all information that is either (i) of a type that would ordinarily be considered proprietary or confidential or (ii) designated as confidential (collectively, “Confidential Information”) and obtained in connection with the services rendered hereunder, and shall not disclose any such Confidential Information to non-affiliated third parties (which shall in no event be deemed to include holders of Notes) except (i) with the prior written consent of the Issuer, (ii) such information as the Rating Agency shall reasonably request in connection with its rating of any Class of Notes, (iii) as required by law, regulation, court order or the rules or regulations of any stock exchange or self-regulating organization, body or official having jurisdiction over the Issuer or the Portfolio Manager, (iv) to its professional advisers, (v) such information as shall have been publicly available or disclosed other than in violation of this Agreement or the Indenture, (vi) such information that was or is obtained by the Portfolio Manager on a non-confidential basis, (vii) such information that was or is obtained by the Portfolio Manager from a non-affiliated third party, provided that such non-affiliated third party is not known by the Portfolio Manager to be bound by this Agreement or another confidentiality agreement with the Issuer or (viii) such information that is related to the investment performance of the Portfolio Manager or its Affiliates.

(b) Notwithstanding the provisions of Section 10(a), the Portfolio Manager and each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Issuer Documents, and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure.

(c) Notwithstanding anything to the contrary contained herein or in any Transaction Document, the Portfolio Manager shall not be required to furnish any information to the extent prohibited by applicable confidentiality restrictions (whether legal, contractual or otherwise).

(d) For the avoidance of doubt, any Person may disclose Confidential Information to report possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency inspector general, or making other disclosures that are protected under the whistle-blower provisions of federal law or regulation. There is no prior authorization necessary hereunder to make any such reports or disclosures and there is no notification requirement that any such reports or disclosures have been made.

11. Term; Termination.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force and effect until the first of the following occurs: (i) the payment in full of the Notes and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the holders of Notes; or (iii) the termination of this Agreement in accordance with subsections (b) or (c) of this Section 11 or Section 12 of this Agreement.

(b) Notwithstanding any other provision hereof to the contrary (but subject to subsection (e) below), this Agreement may be terminated without cause by the Portfolio Manager, and the Portfolio Manager may resign, upon at least ninety (90) days’ written notice to the Issuer (or such shorter notice as is acceptable to the Issuer); provided, that, the Portfolio Manager shall have the right to resign and terminate its rights and obligations under this Agreement immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Portfolio Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation.

(c) This Agreement shall be automatically terminated in the event the Portfolio Manager or the Issuer takes any action which would require a registration of the Issuer, the Co-Issuer or of the pool of Assets under the provisions of the Investment Company Act, and the Issuer notifies the Portfolio Manager thereof.

(d) If this Agreement is terminated pursuant to this Section 11, none of the parties shall have any further liability or obligation to the other parties, except as provided in Sections 7(f), 10 (other than the first sentence of subclause (a) thereof), 13, 14 and 20(b) and (c) of this Agreement.

(e) Any removal or resignation of the Portfolio Manager while any Notes are Outstanding will not be effective until (i) the appointment by the Issuer, and with the consent of a Majority of the Controlling Class (excluding Portfolio Manager Securities from the numerator and the denominator in calculating such Majority consent), of a successor portfolio manager that is an established institution with experience managing assets similar to the Assets that (1) has demonstrated an ability to professionally and competently perform duties reasonably comparable to those imposed upon the Portfolio Manager under this Agreement and the Indenture, (2) is legally qualified and has the capacity to act as a successor to the Portfolio Manager under this Agreement, (3) receives satisfaction of the S&P Rating Condition, (4) shall not cause the Issuer, the Co-issuer or the pool of Assets to become required to register as an investment company under the provisions of the Investment Company Act, and (5) shall not result in the imposition of any entity-level or withholding tax on the Issuer in excess of that already payable by the Issuer or the payments to the Holders and (ii) written acceptance of appointment and assumption of all of the duties and obligations of the Portfolio Manager under this Agreement and under the terms of the Indenture applicable to the Portfolio Manager by such successor portfolio manager. The Issuer, the Trustee and the successor portfolio manager shall take such action (or cause the outgoing Portfolio Manager to take such action) consistent with this Agreement and the terms of the Indenture applicable to the Portfolio Manager, as shall be necessary to effectuate any such succession. If the Portfolio Manager shall resign or be removed but a successor portfolio manager shall not have assumed all of the Portfolio Manager’s duties and obligations under this Agreement within 90 days after the date of the resignation or removal, then the Portfolio Manager or the Issuer may petition any court of competent jurisdiction for the appointment of a successor portfolio manager. No vote of any Holder and no satisfaction of the S&P Rating Condition will be required in connection with such appointment by a court of competent jurisdiction. The Issuer will provide the Rating Agency with written notice of any removal or resignation of the Portfolio Manager.

(f) Notwithstanding the foregoing, as a condition precedent to assuming the obligations of the Portfolio Manager hereunder, any successor portfolio manager shall agree that, in the event the Portfolio Manager determines at any time that it is necessary or advisable under the EU/UK Risk Retention Requirements in effect at such time to transfer (or cause the transfer of) any Notes comprising the EU/UK Retained Interest necessary to maintain compliance with such EU/UK Risk Retention Requirements, the successor portfolio manager shall acquire from the Portfolio Manager the minimum aggregate principal amount of such Notes necessary to maintain compliance with such EU/UK Risk Retention Requirements, at a price equal to the fair value thereof.

(g) In the event of removal of the Portfolio Manager by the Issuer pursuant to this Agreement, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Issuer or the Trustee, to the extent so provided in the Indenture, may by written notice to the Portfolio Manager as provided under this Agreement terminate all the rights and obligations of the Portfolio Manager under this Agreement (except those that survive termination pursuant to subsection 11(d) above or as otherwise provided in this Agreement). Upon expiration of the applicable notice period with respect to termination specified in this Section 11 or Section 12 of this Agreement, as applicable, and upon acceptance by a successor portfolio manager of appointment, all authority and power of the Portfolio Manager under this Agreement or the Indenture, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor portfolio manager.

(h) If Bain Capital Specialty Finance, Inc. resigns or is removed as Portfolio Manager hereunder, the Issuer shall (at the request of Bain Capital Specialty Finance, Inc.), at its own expense, use commercially reasonable efforts to, and shall cause the Co-Issuer to, as soon as reasonably practical but in no event later than 30 days after the effective date of such resignation or removal, change their respective names to remove any reference to, without limitation, “BCC,” “Bain,” “Bain Capital,” “Bain Capital Credit,” “BCSF,” or any similar name, unless otherwise waived in writing Bain Capital Specialty Finance, Inc. prior to the effective date of the applicable name changes. This Section 11(g) shall survive the termination of this Agreement.

12. Termination by the Issuer for Cause.

This Agreement shall be terminated, and the Portfolio Manager shall be removed for cause (as defined below) by the Issuer, at any time upon the direction of (a) Majorities of every class of Notes voting as separate Classes or (b) the Issuer; provided, that, (x) in each case, Portfolio Manager Securities shall be excluded from the numerator and denominator of any such vote in calculating such Majority and (y) if directed by the Issuer, such direction may be withdrawn by the Issuer. No such termination or removal shall be effective until such time as a successor portfolio manager shall have assumed all of the Portfolio Manager’s duties and obligations pursuant to Section 11(e) hereof and the Rating Agency is notified of such occurrence and of the identity of the successor portfolio manager. For purposes of determining “cause” with respect to any such termination of this Agreement, such term shall mean only any one of the following events:

(a) the Portfolio Manager knowingly and intentionally breaches any material provision of this Agreement or any material provisions of the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions) and fails to cure such breach within 30 days of receiving notice of such breach, or, if such breach is not capable of cure within 30 days but is capable of being cured within 90 days, the Portfolio Manager fails to cure such breach within the period in which a reasonably prudent person could cure such breach (but in no event more than 90 days) (provided that no such opportunity to cure shall exist if such breach results from bad faith on the part of the Portfolio Manager);

(b) the Portfolio Manager breaches in any respect any provision of this Agreement or any provision of the Indenture expressly applicable to the Portfolio Manager (other than as covered by clause (a) and it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (b)), if any such breach has had, or could reasonably be expected to have, a material adverse effect on the holders of the Securities and fails to cure such breach within 30 days of receiving notice of such breach or, if such breach is not capable of cure within 30 days but is capable of being cured within 90 days, the Portfolio Manager fails to cure such breach within the period in which a reasonably prudent person could cure such breach (but in no event more than 90 days);

(c) the Portfolio Manager is wound up or dissolved, or there is appointed over it or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Portfolio Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Portfolio Manager, or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Portfolio Manager and continue un-dismissed for sixty

(60) days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Portfolio Manager without such authorization, application or consent and are approved as properly instituted and remain un-dismissed for sixty (60) days, or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains un-dismissed for sixty (60) days;

(d) the occurrence and continuance of an “Event of Default” under the Indenture that (A) consists of a default in the payment of principal and interest on the Notes when due and payable and (B) results primarily from any breach by the Portfolio Manager of its duties hereunder or under the Indenture; or

(e) (A) the occurrence of an act by the Portfolio Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the Collateral Administration Agreement, in each case, as determined pursuant to a final adjudication by a court of competent jurisdiction, (B) the Portfolio Manager being convicted (after all appeals and the expiration of time to appeal) of a criminal offense that materially relates to its business of providing asset management services or (C) any officer or director of the Portfolio Manager having responsibility for the performance by the Portfolio Manager of its obligations under this Agreement being convicted (after all appeals and the expiration of time to appeal) of a criminal offense materially related to the primary business of the Portfolio Manager, and such officer or director continues to have responsibility for the performance by the Portfolio Manager for a period of 30 days after any final appeal (or the expiration of time to appeal).

Notwithstanding the foregoing clauses (a), (b) and (d), it shall not constitute “cause” if the Portfolio Manager acquires or disposes of Collateral Obligations or Eligible Investments on behalf of the Issuer if the Portfolio Manager believes in good faith that such purchase or disposition is in compliance with the requirements hereunder and under the Indenture, but it is subsequently determined that such transaction is not so in compliance.

The holders of more than 33 1/3% of the aggregate outstanding amount of each Class of Securities (voting separately by Class) or, in the case of a direction for removal by the Issuer, the Issuer may waive any event described in clauses (a), (b), (d) and (e) above as a basis for termination of this Agreement and removal of the Portfolio Manager; provided, however, that in each case, the Portfolio Manager Securities shall be excluded from the numerator and denominator in calculating such vote.

If any of the events specified in this Section 12 shall occur, the Portfolio Manager shall give prompt written notice thereof to the Issuer, the Trustee, the Rating Agency and the Holders of all Outstanding Notes upon the Portfolio Manager’s becoming aware of the occurrence of such event.

13. Action Upon Termination.

(a) From and after the effective date of the termination of the Portfolio Manager’s duties and obligations pursuant to this Agreement or the resignation or removal of the Portfolio Manager hereunder, the Portfolio Manager shall only be entitled to reimbursements to the extent so provided in Section 5 hereof and accrued through the date of termination and compensation to the extent so provided in Section 7 hereof, and shall be entitled to receive any amounts owing under Section 14 hereof. Upon such termination, resignation or removal, the Portfolio Manager shall as soon as practicable:

(i) deliver to the Issuer all property and documents of the Trustee or the Issuer, or otherwise relating to the Assets, then in the custody of the Portfolio Manager; and

(ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Issuer or the successor portfolio manager appointed pursuant to subsection 11(e) hereof.

Notwithstanding such termination, resignation or removal, the Portfolio Manager shall remain liable to the extent set forth herein (but subject to Section 14 hereof) for its acts or omissions hereunder arising prior to termination.

14. Liability; Delegation.

(a) The Portfolio Manager assumes no responsibility under this Agreement other than to render in good faith the services called for hereunder and under the terms of the Indenture expressly applicable to the Portfolio Manager, in each case in accordance with the Portfolio Manager Standard and shall not be responsible for any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Portfolio Manager. Notwithstanding any provision to the contrary in any Manager Document or the Indenture, neither the Portfolio Manager nor any of its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates will be liable to the Issuer, the Co-Issuer, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Administrator, the Holders or any other Person for any losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Liabilities”) incurred by any such Person that arise out of or in connection with the actions taken or recommended, or for any omissions, by the Portfolio Manager, its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates under any Manager Document or the Indenture or for any decrease in the value of, the Collateral Obligations or Eligible Investments, except, in the case of the Portfolio Manager only (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Portfolio Manager under any Manager Document or under the terms of the Indenture expressly applicable to the Portfolio Manager, in each case, as determined pursuant to a final adjudication by a court of competent jurisdiction or (ii) with respect to any Manager Information that contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date of the Offering Circular. The Portfolio Manager may delegate to an agent selected with reasonable care any or all of the duties assigned to the Portfolio Manager under this Agreement; provided that (x) the Portfolio Manager will not be relieved of any of its duties under this Agreement as a result of such delegation to or employment of such agent and will be liable for acts and omissions of such agent to the same extent (including the same Portfolio Manager Standard) as if such acts and omissions were acts or omissions of the Portfolio Manager and (y) the Portfolio Manager will be solely responsible for the fees and expenses payable to any such agent except to the extent such expenses are payable by the Issuer under this Agreement. For the avoidance of doubt, any restrictions on the ability of the Portfolio Manager to assign the duties assigned to it under this Agreement shall apply equally to any delegate of the Portfolio Manager. Notwithstanding anything to the contrary in this Agreement, the Portfolio Manager shall not be liable for any consequential, special, indirect or punitive damages or lost profits hereunder or under the Indenture.

(b) The Issuer shall indemnify and hold harmless the Portfolio Manager, its Advisor, its directors, managers, officers, stockholders, members, partners, agents and employees and its Affiliates and their directors, managers, officers, stockholders, members, partners, agents and employees (each, a “Manager Party”) from and against any and all Liabilities, and will promptly reimburse each such Person for all reasonable fees and expenses (including reasonable and documented fees and expenses of counsel) as such fees and expenses (collectively, the “Expenses”) are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation (collectively, the “Actions”), caused by, or arising out of or in connection with, the Assets or business of the Issuer, or otherwise relating to the Indenture or the Manager Documents, and/or any action taken by, or any failure to act by, such Manager Party in connection therewith; provided, however, that such Manager Party shall not be indemnified for any Liabilities or reimbursed for any Expenses (x) it incurs as a result of any acts or omissions by any such Person constituting bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Portfolio Manager under any Manager Document or the terms of the Indenture expressly applicable to the Portfolio Manager, or (y) it incurs with respect to the Manager Information that contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date of the Offering Circular.

(c) The Portfolio Manager, its directors, managers, officers, stockholders, members, partners, agents and employees may consult with counsel and accountants with respect to the affairs of the Issuer, and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants.

(d) Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 14 shall be subject to Section 20(c) hereof.

(e) The Portfolio Manager does not warrant, nor accept responsibility, nor shall the Portfolio Manager have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR,” “Reference Rate” or “Alternative Reference Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate or the effect of any of the foregoing.

(f) With respect to any claim made or threatened against a party entitled to indemnification under this Section 14 (an “Indemnified Party”), or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 14, such Indemnified Party shall (or with respect to Indemnified Parties that are directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates of the Portfolio Manager, the Portfolio Manager shall cause such Indemnified Party to):

(i) give written notice to the party required to indemnify the Indemnified Party under this Section 14 (the “Indemnifying Party”) of such claim within twenty (20) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, that the failure of any Indemnified Party to provide such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Section 14 except to the extent the Indemnifying Party is materially prejudiced or otherwise forfeits rights or defenses by reason of such failure;

(ii) provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(iii) cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iv) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim; and

(v) upon reasonable prior notice, afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including, but not limited to, the right to designate counsel (which such counsel shall be reasonably satisfactory to the Indemnified Party) and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the Indemnifying Party assumes the defense and appeals of such claim, the Indemnified Party shall have the right, in its sole discretion, to consent in writing to the entry of any settlement, compromise, or entry of judgment in respect thereof; provided, further, that if the Indemnifying Party assumes the defense of such claim, for so long as it actively and diligently defends such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest due to the conflicting interests of the Indemnifying Party and the Indemnified Party, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such Indemnifying Party shall use commercially reasonable efforts to defend such claim.

(vi) In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(g) Notwithstanding anything in this Agreement to the contrary, the Portfolio Manager’s obligations hereunder will be solely the obligations of the Portfolio Manager, and none of the Issuer, the Co-Issuer, the Trustee, the Administrator, any Holder or any other Person shall have any recourse to any Affiliates of the Portfolio Manager nor the directors, managers, officers, stockholders, members, partners, agents, employees of the Portfolio Manager or any of its Affiliates (or their respective assets), whether by set-off or otherwise, with respect to any claims, losses, damages, liabilities, indemnities or other obligations arising in connection with or otherwise relating to any transactions contemplated hereby.

(h) The compliance of the Portfolio Manager’s actions with the provisions of this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of an Asset not purchased or sold on such date). The provisions of this Agreement shall not be deemed breached as a result of changes in value or status of any Asset following purchase.

(i) The Portfolio Manager shall not be responsible for any liability resulting from any failure or delay by the Portfolio Manager to fulfill its duties under this Agreement if such liability or failure shall be primarily due to a Force Majeure Event.

(j) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Portfolio Manager. The Issuer acknowledges that it has had the opportunity to consult with the Portfolio Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Portfolio Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing herein shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law, including with respect to the breach of any fiduciary duty owed under Section 206 of the Investment Advisers Act.

(k) The determination as to whether any action of the Portfolio Manager complies with the terms of this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action. The provisions of this Agreement shall not be deemed breached as a result of changes in value or status of any Asset following purchase. Without limiting the other provisions of this Agreement, the Portfolio Manager shall be permitted to sell any Asset that the Portfolio Manager deems appropriate in its sole discretion for purposes of curing any violation (to the extent capable of cure) of any prohibitions, limits or any other guidelines (numerical, percentage-based, ratings-based or otherwise) applicable to the Issuer and/or the Assets.

15. Obligations of Portfolio Manager.

Unless otherwise specifically required by any provision of the Indenture or this Agreement or by applicable law, the Portfolio Manager shall not knowingly or intentionally take any action which it knows or should know would (a) materially adversely affect the Issuer or the Co-Issuer for purposes of Jersey law, United States federal or state law or any other law known to the Portfolio Manager to be applicable to the Co-Issuers, (b) not be permitted under the Issuer’s or the Co-Issuer’s Governing Instruments, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or the Co-Issuer, including, without limitation, any Jersey or United States federal, state or other applicable securities law the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the Co-Issuer, or on the ability of the Portfolio Manager to perform its obligations hereunder or under the provisions of the Indenture expressly applicable to the Portfolio Manager, (d) require registration of the Issuer, the Co-Issuer or the pool of Assets as an “investment company” under the Investment Company Act, (e) cause the Issuer or the Co-Issuer to violate the terms of the Indenture or (f) adversely affect the interests of the Holders in any material respect (other than as permitted or required hereunder or under the Indenture, it being understood that, in connection with the foregoing, the Portfolio Manager will not be required to make any independent investigation of any facts or laws not otherwise actually known to it in connection with its obligations under this Agreement or the Indenture, or the conduct of its business generally). The Portfolio Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement or the Indenture. Notwithstanding anything in this Agreement, the Portfolio Manager shall not take any discretionary action that could reasonably be expected to cause an Event of Default under the Indenture.

16. No Partnership or Joint Venture.

The Issuer and the Portfolio Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or to impose any liability as such on either of them. The Portfolio Manager’s relation to the Issuer shall be deemed to be that of an independent contractor, and not an agent.

17. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by facsimile), and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of facsimile notice, when receipt is confirmed, addressed as set forth below:

(a) If to the Issuer:

BCC Middle Market CLO 2019-1, Ltd.

c/o Maples Fiduciary Services (Jersey) Limited

2nd Floor, Sir Walter Raleigh House

48-50 Esplanade

St. Helier, JE2 3QB

Jersey

(b) If to the Portfolio Manager:

Bain Capital Specialty Finance, Inc.

200 Clarendon Street, 37th Floor

Boston, Massachusetts 02116

Attention: BCC Middle Market CLO 2019-1, Ltd.

(c) If to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services Division

9062 Old Annapolis Road

Columbia, Maryland 21045-1954

Attention: CDO Trust Services – BCC Middle Market CLO 2019-1, Ltd.

Any party may alter the address or facsimile number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17 for the giving of notice.

18. Succession and Assignment.

(a) This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. No assignment of this Agreement shall be made without the consent of the other party, except as set forth below; provided, however, that the Issuer may collaterally assign its interest in this Agreement to the Trustee under the Indenture.

(b) Other than in connection with an assignment to an Affiliate of the Portfolio Manager, any assignment of this Agreement to any Person, in whole or in part, by the Portfolio Manager shall be deemed null and void unless such assignment is consented to in writing by the Issuer, a Majority of the Controlling Class and the Rating Agency is notified of such assignment. Notwithstanding the foregoing, however, the Portfolio Manager may (x) with prior notice to the Trustee and the Rating Agency, but without the consent of the Issuer, any Holder of Securities or the Rating Agency, assign all of its rights and obligations under this Agreement to any member of the Bain Capital Credit Group that has comparable personnel, expertise and capitalization to the Portfolio Manager and (y) appoint any member of the Bain Capital Credit Group (other than an individual) that provides portfolio management services as a sub-investment manager under this Agreement; provided further, that in the case of clauses (x) and (y) above such member thereof must have personnel with comparable expertise and experience as that of the Portfolio Manager and be capable of performing the obligations of the Portfolio Manager hereunder. Any assignment consented to by the Issuer and such Holders of Notes shall bind the assignee hereunder in the same manner as the Portfolio Manager is bound. In addition, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Portfolio Manager. Upon the execution and delivery of such a counterpart by the assignee, the Portfolio Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Section 14 of this Agreement prior to such assignment, and except with respect to its obligations under Section 13 and Section 20(b) hereof.

(c) The Portfolio Manager agrees that its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture expressly applicable to the Portfolio Manager shall be enforceable by the Issuer on behalf of the Issuer, by the Trustee on behalf of the Holders and by the requisite percentage of Holders, on behalf of themselves, as and to the extent provided in the Indenture.

19. Miscellaneous.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) The captions in this Agreement are included for convenience only, and in no way define or limit any of the provisions hereof, or otherwise affect their construction or effect.

(c) In the event that any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not, to the fullest extent permitted by law, invalidate or render unenforceable any other provision hereof.

(d) This Agreement may be amended or modified from time to time, by an instrument in writing signed by the Issuer and the Portfolio Manager. Notwithstanding the foregoing, the Portfolio Manager may amend any provision of this Agreement without consent of any Person to reflect a change that is (i) of an inconsequential nature, (ii) clarifying any ambiguity, defect or inconsistency in this Agreement in a manner that is not adverse to the Issuer or the Holders or that solely conforms the provisions of this Agreement to the description thereof in the Offering Circular or to the Indenture or (iii) to comply with any applicable law or regulatory requirements (including applicable Risk Retention Regulations). S&P shall be notified of any such modification or amendment.

(e) This Agreement constitutes the entire understanding and agreement between the parties and supersedes all other prior understandings and agreements, whether written or oral, between the parties concerning this subject matter.

(f) The Portfolio Manager (i) consents to, and agrees to perform, the provisions of the Indenture applicable to the Portfolio Manager and (ii) acknowledges that the Issuer is assigning all of its estate, right, title and interest in, to and under this Agreement to the Trustee for the benefit of the Holders and other secured parties to the extent provided in the Indenture.

(g) This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

(h) The Portfolio Manager shall notify the Issuer of any material change in the ownership of the Portfolio Manager within a reasonable period of time after such change.

(i) The Portfolio Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Portfolio Manager agrees to be bound by the provisions of, Section 11.1 of the Indenture as if the Portfolio Manager were a party to the Indenture, and each of the Portfolio Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

(j) Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20. Non-Petition; Non-Recourse.

(a) The Portfolio Manager shall continue to serve as Portfolio Manager under this Agreement notwithstanding that the Portfolio Manager shall not have received money due it under this Agreement because sufficient funds were not then available hereunder to pay or distribute such amounts in accordance with the Priority of Distributions.

(b) The Portfolio Manager agrees not to institute against or join any other person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws, or the similar laws of Jersey or any other applicable jurisdiction, until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to (a) one year, or (b) if longer, the applicable preference period, and in either case of (a) or (b) plus one day, following such payment. Nothing in this Section 20(b) shall preclude the Portfolio Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Portfolio Manager, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceeding.

(c) Notwithstanding any other provision of this Agreement, all obligations of the Issuer under this Agreement are solely the obligations of the Issuer and shall at all times constitute limited recourse obligations of the Issuer, payable from the Assets at such time and amounts derived therefrom or referable thereto in accordance with the Priority of Distributions at any time. No recourse shall be had for the payment or distribution of any amount owing in respect of this Agreement against any other asset of the Issuer. The Issuer’s obligations shall extinguish, and shall not thereafter revive, at such time as the Issuer’s Assets are reduced to zero, and no further claim shall be made against the Issuer in respect of any shortfall after the extinction of such obligations.

(d) The Issuer agrees not to institute against or join any other person in instituting against the Portfolio Manager any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws, or the similar laws of any other applicable jurisdiction, until at least (a) one year, or (b) if longer, the applicable preference period, and in either case of (a) or (b) plus one day, after the payment in full all amounts payable in respect of any indebtedness incurred to finance or refinance any assets of the Portfolio Manager. Nothing in this Section 20(d) shall preclude the Issuer

(i) from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Portfolio Manager or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Issuer, or (ii) from commencing against the Portfolio Manager or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceeding.

(e) Notwithstanding any other provision of this Agreement, all obligations of the Portfolio Manager under this Agreement are solely the obligations of the Portfolio Manager and shall at all times constitute limited recourse obligations of the Portfolio Manager, payable solely from the assets of the Portfolio Manager at such time. The Portfolio Manager’s obligations shall extinguish, and shall not thereafter revive, at such time as the Portfolio Manager’s assets are reduced to zero, and no further claim shall be made against the Portfolio Manager in respect of any shortfall after the extinction of such obligations.

(f) The provisions of subsections (b), (c), (d) and (e) of this Section 20 shall survive termination of this Agreement for any reason whatsoever.

21. Firm Name.

The Issuer shall have the right to use the firm name, “BCC Middle Market CLO 2019-1, Ltd.,” provided that the Portfolio Manager and its Affiliates may use all or any portion of such name as part of their names or otherwise so long as such use does not cause confusion with or detriment to the Issuer. Upon satisfaction and discharge of the Indenture, the entire right, title and interest to the firm name, and the goodwill attached thereto, shall be assigned without compensation to the Portfolio Manager or to its designee.

22. Jurisdiction and Venue.

The parties to this Agreement irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, the Notes or the Indenture, and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties to this Agreement irrevocably waive, to the fullest extent they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties to this Agreement irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to each of them in accordance with Section 17 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

23. Third Party Beneficiaries.

Except as provided in Section 18(d) hereof, nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties, and their respective transferees and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

24. Definitions. As used in this Agreement:

“Advisor” means BCSF Advisors, LP, in its capacity as adviser of the Portfolio Manager.

“Bain Capital Credit Group” means Bain Capital, LP, Bain Capital Credit, LP, Bain Capital Public Equity, LP, Absolute Return Capital, LLC, BCSF Advisors, LP, and their respective subsidiaries, officers, employees, co investors, successors and affiliates and their respective former subsidiaries, officers, employees, co investors, successors and affiliates.

“Governing Instruments” means, as and if applicable, the memorandum, articles or certificate of incorporation, partnership or association, and also as and if applicable: (a) by-laws, in the case of a corporation, (b) the limited partnership agreement, in the case of a limited partnership, or (c) the limited liability company agreement, in the case of a limited liability company.

“Force Majeure Event” means such an operation of the forces of nature, including but not limited to, acts of god, flood, war (whether declared or undeclared), terrorism, civil or military disturbances, fire, pandemics, epidemics, nuclear or natural catastrophes, strikes or work stoppages for any reason, interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, embargoes, government action, including any applicable law, regulation, court order or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond a party’s control whether or not of the same class or kind as specifically named above.

“Portfolio Manager Securities” means any Notes and any Interests held by the Portfolio Manager, any of its Affiliates or any account or collector vehicle or investment fund for which the Portfolio Manager or any Affiliate thereof acts as investment advisor (and for which the Portfolio Manager or such Affiliate has discretionary voting authority) except (i) in the case of an Affiliate that is a collector vehicle or investment fund owned directly or indirectly in whole or in part by persons other than the Portfolio Manager or its Affiliates to the extent the vote of such collector vehicle or investment fund is determined by reference to voting decisions made by the direct or indirect owners of such collector vehicle or investment fund who are not the Portfolio Manager or an Affiliate thereof, (ii) in the case of an account for which the Portfolio Manager or any Affiliate thereof acts as investment advisor (and for which the Portfolio Manager or such Affiliate has discretionary voting authority) if the vote of such account is directed by an owner of such account (or an owner of the owner of such account) that is not the Portfolio Manager or an Affiliate thereof and (iii) any Notes with respect to which the right to control the voting of such Notes has been assigned to (A) another Person not controlled by the Portfolio Manager or (B) an advisory board or other independent committee of the governing body of the Portfolio Manager or its Affiliate, and in each case, an Officer’s certificate with a statement to that effect has been delivered to the Trustee.

25. Communications with Rating Agencies.

Notwithstanding anything to the contrary in this Agreement, the Portfolio Manager agrees that all 17g-5 Information given or provided to the Rating Agency, or any of its respective officers, directors or employees, pursuant to, in connection with or related, directly or indirectly, to this Agreement, the Indenture, the Collateral Administration Agreement, any transaction document relating thereto, the Assets or the Notes, shall be in each case furnished directly to the Rating Agency at the address set forth in Section 14.3(b) of the Indenture with a prior electronic copy to the Information Agent as provided in Section 2A of the Collateral Administration Agreement (for forwarding to the 17g-5 Website in accordance with the Collateral Administration Agreement). To the extent the Portfolio Manager engages in oral communications with the Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the Portfolio Manager shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be delivered to the Information Agent for posting to the 17g-5 Website pursuant to Section 14.16 of the Indenture and Section 2A of the Collateral Administration Agreement or (y) summarized in writing and the summary to be delivered to the Information Agent for posting to the 17g-5 Website pursuant to Section 14.16 of the Indenture and Section 2A of the Collateral Administration Agreement.

26. Amendment and Restatement.

The parties hereto acknowledge and agree that the Existing Agreement is hereby amended, restated, replaced and superseded in its entirety by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BCC MIDDLE MARKET CLO 2019-1, LTD., as Issuer

By:	/s/ Nicolas Rogivue
Name: Nicolas Rogivue
Title: Director

BAIN CAPITAL SPECIALTY FINANCE, INC., as Portfolio Manager

By:	/s/ Jessica Yeager
Name: Jessica Yeager
Title: Vice President

BCC Middle Market CLO 2019-1 (2025 Reset)

A&R Portfolio Management Agreement